Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and dated as of the 21st day of December, 2011, by and among WIN GLOBAL MARKETS, INC., a Nevada corporation (the “Company”), and HV MARKETS LIMITED, a British Virgin Islands corporation (the “Purchaser”).

RECITALS

A.          Pursuant to that certain Securities Purchase Agreement dated as of December 1, 2011 (and as it may be hereafter amended, extended and replaced from time to time, the “Securities Purchase Agreement”), the Company agreed to issue the Shares and the Warrant to the Purchaser on December 22, 2011 (the “Original Closing Date”), subject to the conditions set forth therein (defined terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement).

B.           The Company and the Purchaser have agreed to amend the Securities Purchase Agreement to extend the Original Closing Date to on or about January 23, 2012 (the “Amended Closing Date”) subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.           Amendment to the Securities Purchase Agreement.  Subject to the terms and conditions of this Agreement.

1.1.        Closing.  Article 1.1(b)(i) of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“(i)  The Closing shall take place on or about January 23, 2012.  At the Closing or earlier, (1) the Purchaser shall deliver to the Company immediately available funds equal to the Purchase Price, (2) the Company shall deliver to the Purchaser, no later than 45 days following the Closing, the Shares and the Warrant, effected by delivering to the Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver the Shares via overnight courier and delivery of the Warrant (which may initially be in electronic copy, to be followed immediately by the original executed Warrant), in each case in the name of the Purchaser, and (3) the Company shall, if requested to do so by the Purchaser at any time, procure the appointment of a director designated in writing by the Purchaser to the Board of Directors of the Company;”

2.           Reaffirmation of Securities Purchase Agreement.  The Company and the Purchaser hereby affirm and agree that nothing in this Agreement shall in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company and/or the Purchaser or the rights of the Purchaser and/or the Company under the Securities Purchase Agreement or any other document or instrument made or given in connection therewith except to the extent expressly set forth herein.  As amended hereby, the Securities Purchase Agreement remains in full force and effect and all references to the Securities Purchase Agreement shall mean such agreement as amended hereby.

3.           Conditions Precedent.  This Agreement shall become effective as of the date hereof solely upon the Purchaser having received a copy of this Agreement executed and delivered by the Company.

4.           Survival of Agreement.  If any term or provision of this Agreement, or the application thereof to any party or circumstance, shall to any extent be deemed invalid or unenforceable by a court having jurisdiction hereover, within the remaining parts of this Agreement the application of such term or provision to parties or circumstances other than to those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

5.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signatures follow on next page]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by one of its duly authorized officers.

COMPANY:	WIN GLOBAL MARKETS, INC.

	By:	/s/ Shimon Citron
Name: Shimon Citron
Title: Chief Executive Officer

PURCHASER:	HV MARKETS LIMITED

	By:	/s/ Karen Bell
Name: Karen Bell
Title: Director

By:	/s/ Barbara Haldi
Name Barbara Haldi
Title: Director

(Signature Page to First Amendment)